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                                                                    Exhibit 10.1

                            COLE NATIONAL CORPORATION

                       MANAGEMENT INCENTIVE BONUS PROGRAM


                                    ARTICLE I

                           The Program and Its Purpose

         Section 1.1 ADOPTION OF PROGRAM. This Management Incentive Bonus Program (herein referred to as the "Program") is hereby adopted, effective as of March 17, 1996, to provide for the operation of the Program on and after such date.

         Section 1.2 PURPOSE. The purpose of the Program is (a) to provide an annual incentive to senior managers of the Company to improve the Company's operating results, (b) to offer opportunities for equity ownership in the Company in order to promote retention of such senior managers and (c) to make the Company's overall compensation program competitive with similar companies.

                                   ARTICLE II

                                   Definitions

         Section 2.1 DEFINITIONS. For purposes of the Program, the following terms shall be as set forth below.

         "Award" means the payment earned by a Participant as such payment is determined as set forth in Article VI.

         "Base Salary" means, for any Fiscal Year, the Participant's base salary as it has been approved as of the Performance Goals Date for such Fiscal Year, or if the Participant's employment with the Company commences after the Performance Goals Date but prior to November 1 of such Fiscal Year or if the Participant is promoted into a position of substantially greater responsibilities after the Performance Goals Date but prior to November 1 of such Fiscal Year, the Participant's base salary at the commencement of such employment or as effective upon such promotion.

         "Board" means the Board of Directors of the Company as it may be constituted from time to time.

         "Change in Control" means the occurrence of any of the following events:

         (a) the Company merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are directly or indirectly


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                  beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

         (b) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions;

         (c) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date hereof) of the Exchange Act of
                  1934), becomes the beneficial owner (as defined in Rule 13d-3 of Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without the prior approval of the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Subsidiary of the Company;
                  (x) any employee benefit plan of the Company or any Subsidiary; or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Company determines that such person or group is making a "hostile acquisition"; or

         (d) a majority of the members of the Board of Directors of the Company or of any Subsidiary are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors of the Company or, with respect to the Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary on the date hereof or (y) was nominated for or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         "Committee" means the Compensation Committee of the Board as it may be constituted from time to time.

         "Common Stock" means the Class A Common Stock, $.001 par value per share, of the Company, or any other class of shares subsequently denominated as common stock.

         "Company" means Cole National Corporation, a Delaware corporation, or any successor organization.

         "Covered Employee" means a Participant who is a "Covered Employee" within the meaning of Section 162(m) of the Code.


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         "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the duties to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

         "Eligible Employee" has the meaning ascribed to such term in Section
3.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fiscal Year" means a fiscal year of the Company.

         "Participant" means an employee to whom an award is granted pursuant to the Program.

         "Performance Goals" has the meaning ascribed to such term in Section
5.1 hereof.

         "Performance Goals Date" means the date on which the Committee establishes the Performance Goals for a Fiscal Year in accordance with Section 5.2.

         "Program" means this Management Incentive Bonus Program.

         "Retirement" means retirement from active employment with the Company and each Subsidiary under any retirement plan maintained by the Company.

         "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.


                                   ARTICLE III

                          Eligibility and Participation

         Section 3.1 ELIGIBILITY. All senior management employees of the Company or any Subsidiary who are designated by the Committee as eligible employees for the Program (an "Eligible Employee") are eligible to participate in the Program.

         Section 3.2 PARTICIPATION.

                  (a) DESIGNATION. The Committee shall, in its sole discretion, designate for a Fiscal Year which employees, if any, will participate in the Program for such Fiscal Year. Each Eligible Employee approved for participation will be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him or her of such selection.

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                  (b) PARTICIPATION FOR EMPLOYEES HIRED AFTER COMMENCEMENT OF
         FISCAL YEAR. An Eligible Employee whose employment with the Company commences after the first day of a Fiscal Year but prior to November 1 of such Fiscal Year and who remains actively employed through the end of the Fiscal Year may, at the Committee's discretion, participate in the Program for the Fiscal Year on a pro rata basis. An Eligible Employee whose employment with the Company commences after October 31 of a particular year may not participate in the Program for the Fiscal Year in which such employment commences.

                  (c) NO RIGHT TO PARTICIPATE. No Participant or Eligible Employee has or at any time will have any right to be selected for current or future participation in the Program.

                                   ARTICLE IV

                               Plan Administration

         Section 4.1 RESPONSIBILITY. The Committee has total and exclusive responsibility to control, operate, manage and administer the Program in accordance with its terms.

         Section 4.2 AUTHORITY OF THE COMMITTEE. The Committee has and will have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Program. Without limiting the generality of the foregoing, the Committee has the exclusive right to (a) interpret the Program, (b) determine eligibility for participation in the Program, (c) decide all questions concerning eligibility for and the amount of Awards payable under the Program, (d) establish and administer the Performance Goals and certify whether, and to what extent, they are attained, (e) construe any ambiguous provision of the Program, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the Program, (j) make regulations for carrying out the Program and to make changes in such regulations as they from time to time deem proper, and (k) decide any and all questions arising in the administration, interpretation and application of the Program.

         Section 4.3 DISCRETIONARY AUTHORITY. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Program including, without limitation, its construction of the terms of the Program and its determination of eligibility for participation and Awards under the Program. It is the intent of the Company in establishing the Program that the decisions of the Committee and its action with respect to the Program will be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Program.

         Section 4.4 SECTION 162(m) OF THE CODE. With regard to all Covered Employees, the Program shall for all purposes be interpreted and construed in accordance with Section 162(m) of the Code.

         Section 4.5 DELEGATION OF AUTHORITY. Only the Committee may select and grant Awards to Participants who are Covered Employees. Except for such limitation and to the extent

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otherwise prohibited by law, the Committee may delegate some or all of its authority under the Program to any person or persons provided that any such delegation be in writing.

                                    ARTICLE V

                             Performance Measurement

         Section 5.1 DEFINITION OF PERFORMANCE GOALS. The performance criteria for a Fiscal Year (the "Performance Goals") will be based on: operating profits (including, but not limited to, cash flow, EBIT or EBITDA), net profits, earnings per share, profit return ratios and margins, revenues, shareholder return and/or value, stock price and working capital. Performance Goals may be measured solely on a corporate, subsidiary, business unit, or comparable store basis; or a combination thereof. Further, Performance Goals may reflect absolute performance, a relative comparison of entity performance to the performance of a peer group of entities, growth or a selected external measure of the selected Performance Goal. Profits, earnings and revenues used for any Performance Goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim disputes or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, and/or in management's discussion and analysis of financial performance appearing in the Company's annual report to shareholders for the applicable year.

         Section 5.2 ESTABLISHMENT OF PERFORMANCE GOALS. The Committee will, on or before the 90th day of the Fiscal Year, establish (a) the Performance Goals and (b) if more than one Performance Goal is established, the weighting of the Performance Goals.

         Section 5.3 ADJUSTMENTS TO PERFORMANCE GOALS. The Committee may at any time during the first 90 days of a Fiscal Year, or, subject to the second paragraph of this Section 5.3, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such Fiscal Year in order to prevent the dilution or enlargement of the rights of Participants (a) in the event or in anticipation of any unusual or extraordinary corporate items, transaction, event or development; (b) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

         Notwithstanding the foregoing, to the extent the exercise of such authority after the first 90 days of a Fiscal Year would cause the Awards granted to the Covered Employees for the Fiscal Year to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

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                                   ARTICLE VI

                                     Awards

         Section 6.1 POTENTIAL. On or before the 90th day of each Fiscal Year the Committee shall establish a written schedule of the amount of an Award that will be payable to a Participant under the Program. The amount of an Award will be expressed as a percentage of Base Salary, ranging from 0% to 100%, depending upon the level of attainment of the Performance Goals for such Fiscal Year.

         Section 6.2 CALCULATION AND APPROVAL. As soon as practicable after the Company's financial results for the Fiscal Year have been approved by the Board, the Committee will certify in writing the attainment of the Performance Goals established for the Fiscal Year and will calculate the Award, if any, payable to each Participant under the schedule established pursuant to Section 6.1 hereof. If a Participant's Base Salary is adjusted after the Performance Goals Date for the Fiscal Year, such Participant's Award shall be prorated as of the date of adjustment.

         Section 6.3 FORM. Awards may, at the Committee's sole discretion, be paid in cash, Common Stock or a combination thereof, and be subject to such terms, conditions, restrictions and limitations (including, but not limited to, restrictions on transferability and vesting) as the Committee may determine, provided that such terms, conditions, restrictions and limitations are not inconsistent with the terms of the Program. For purposes of the Program, the payment of an Award in shares of Common Stock will be based on the average of the closing price of the Common Stock on the New York Stock Exchange for the 30 trading days prior to the last day of the Fiscal Year to which the Award relates.

         Section 6.4 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT, DISABILITY OR DEATH. If (a) a Participant's employment is terminated during a Fiscal Year by reason of Retirement, Disability or death, and (b) the Participant has been a Participant in the Program for at least three months of such Fiscal Year, the Participant will be eligible to receive a prorated Award for the Fiscal Year in which such termination of employment occurs.

         Section 6.5 OTHER TERMINATIONS OF EMPLOYMENT. Except as provided in Sections 6.4 and 6.6 hereof, if a Participant's employment is terminated prior to the end of a Fiscal Year, the Participant's participation in the Program shall end, and the Participant shall not be entitled to any Award for such Fiscal Year.

         Section 6.6 CHANGE IN CONTROL. In the event of a Change in Control, notwithstanding anything contained herein to the contrary, the Company shall pay each Participant who is participating in the Program at the time of such Change in Control a lump sum cash payment equal to the maximum Award that could be paid hereunder to each Participant for the Fiscal Year in which the Change in Control occurs. Further, all terms, conditions, restrictions and limitations in effect on any outstanding Award shall immediately lapse on the date of such Change in Control, and any unvested Award shall automatically become one hundred percent (100%) immediately vested. For purposes of this Program, the Committee has and will have the sole discretion to determine whether and the date on which a Change in Control occurred.

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         Section 6.7 LIMITATIONS. Notwithstanding any provision herein to the contrary except Section 6.6 hereof:

                  (a) no Award will be paid for a Fiscal Year in which performance fails to attain or exceed the minimum level for any of the Performance Goals; and

                  (b)      no Award for a Fiscal Year shall exceed $1,500,000.

         Section 6.8 PAYMENT OF AWARDS BY PARTICIPANT'S EMPLOYER. The payment of any Awards under this Program may be made to a Participant by the Subsidiary that employs the Participant or by the Company.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.1 EMPLOYMENT. Nothing in this Program will interfere with or limit in any way the right of the Company or a Subsidiary to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary.

         Section 7.2 NONASSIGNABILITY. No Award under this Program may be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance, nor may any Award be payable to anyone other than the Participant to whom it was granted (other than by will or the laws of descent and distribution).

         Section 7.3 LAWS GOVERNING. This Program is to be construed in accordance with and governed by the laws of the State of Ohio.

         Section 7.4 WITHHOLDING TAXES. The Company will deduct from all payments under this Program any federal, state or other taxes required by law to be withheld with respect to such payments.

         Section 7.5 PROGRAM BINDING ON COMPANY AND SUCCESSORS. This Program will be binding upon and inure to the benefit of the Company, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

         Section 7.6 AMENDMENT AND TERMINATION. The Committee may suspend or terminate this Program at any time or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend this Program in any manner but may not without stockholder approval adopt any amendment that would require the vote of the stockholders of the Company pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code.

         Section 7.7 REGULATORY APPROVALS AND LISTINGS. Notwithstanding anything contained herein to the contrary, the Company will have no obligation to issue or deliver certificates of Common Stock evidencing Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency that the

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Company, in its sole discretion, determines to be necessary or advisable, (b)
the admission, if required, of such shares to listing on the stock exchange on which the Common Stock may be listed and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company, in its sole discretion, deems necessary or advisable.

         Section 7.8 COMPLIANCE WITH SECTION 162(m). If any provision of the Program would cause the Awards granted to a Covered Employee not to constitute qualified "performance-based compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Employee, shall be severed from, and shall be deemed not to be part of this Program, but the other provisions hereof shall remain in full force and effect.